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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported): April 29, 2005

                             TENNECO AUTOMOTIVE INC.
               (Exact Name of Registrant as Specified in Charter)




           Delaware                 1-12387                76-0515284
(State or other jurisdiction of   (Commission  (I.R.S. Employer of Incorporation
 incorporation or organization)   File Number)         Identification No.)



             500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS    60045
                (Address of Principal Executive Offices)  (Zip Code)


       Registrant's telephone number, including area code: (847) 482-5000



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On April 29, 2005, Tenneco Automotive Inc. supplemented its existing senior credit facility agreement by (i) increasing from $285 million to $300 million the amount of lenders' commitments under the revolving credit facility portion of the senior credit facility and (ii) reducing from $170 million to $155 million the amount of lenders' commitments under the tranche B-1 letter of credit/revolving loan facility portion of the senior credit facility (as required under the terms of the senior credit facility as a result of the increase in the revolving credit facility portion thereof). As a result, the company's total capacity to incur revolving loans and issue letters of credit remains $455 million.

ITEM 3.03         MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

         See Item 1.01, above, which is incorporated herein by reference.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         TENNECO AUTOMOTIVE INC.


Date:  May 2, 2005                       By:  /s/ Kenneth R. Trammell
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                                            Kenneth R. Trammell
                                            Senior Vice President and
                                            Chief Financial Officer